SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 5, 2006

Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 5, 2006, pursuant to the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Evergreen Solar, Inc. (the “Company”), the Board (and with respect to Richard Feldt, the independent members of the Board) approved the 2006 compensation of each of the Company’s named executive officers, effective January 9, 2005, as described below:

Named Executive Officer	Salary (1)	Bonus (2)
Richard M. Feldt	$300,000	$270,000
Chief Executive Officer, President and Director

Richard G. Chleboski	$190,000	$114,000
Chief Financial Officer, Treasurer and Secretary

Dr. Brown F. Williams	$225,000	$135,000
Vice President, Research and Development

Dr. Terry Bailey	$200,000	$120,000
Vice President, Market & Sales

Gary T. Pollard	$160,000	$96,000
Vice President, Human Resources
(1)	Expected annual base salary assuming individual is employed for a full year. The base salaries determined above were established by the Compensation Committee after consultation with the Company’s independent compensation consultant.
(2)	Amounts shown represent the target bonus opportunity. Actual bonuses earned may vary depending on the Company’s 2006 results relative to predetermined corporate performance measures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Richard G. Chleboski
Richard G. Chleboski
Chief Financial Officer, Vice President, Treasurer and Secretary

Dated: January 11, 2006